Exhibit 10.1

Confidential

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED INFORMATION HAS BEEN REPLACED BY [*].

DVD PLAYBACK TECHNOLOGY LICENSE AGREEMENT

This DVD Playback Technology License Agreement (“Agreement”) is entered into and effective as of the latter of the two signature dates below (“Effective Date”) by and between MICROSOFT CORPORATION (“Microsoft”), a Washington corporation located at One Microsoft Way, Redmond, WA 98052 (including its majority owned subsidiaries, successors and assigns) and INTERVIDEO, INC. (“INTERVIDEO”), a Delaware corporation located at 46430 Fremont Boulevard, Fremont, CA 94538 (including its wholly-owned subsidiaries, successors and assigns). In this Agreement, Microsoft and INTERVIDEO may be referred to individually as a “Party” and collectively as the “Parties”.

Recitals

A.	WHEREAS, INTERVIDEO, among other things, develops MPEG-1/MPEG-2 decode technology for use in the Microsoft Windows platform and other systems (“MPEG-1/MPEG-2 Decode Technology”);

B.	WHEREAS, Microsoft desires to license such MPEG-1/MPEG-2 Decode Technology for use in Microsoft products and to interoperate with Microsoft products and INTERVIDEO is willing to license Microsoft the INTERVIDEO MPEG-1/MPEG-2 Decode Technology on the terms set forth herein; and

C.	WHEREAS, Microsoft further desires, and INTERVIDEO is willing to provide, technical support to Microsoft for such MPEG-1/MPEG-2 Decode Technology under the terms and conditions of this Agreement.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Agreement

1.	DEFINITIONS

1.1	“INTERVIDEO MPEG-1/MPEG-2 Decode Technology” means, subject to Section 2.4, the software-based implementation of MPEG-1/MPEG-2 Decode Technology [*] developed by or for INTERVIDEO and distributed by or for INTERVIDEO as initially delivered to Microsoft under Section 3.1 and as further described in Exhibit A.

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1.2	“Term” means the period of time commencing on the Effective Date and ending on May 30, 2012.

1.3	“Updates” means any bug fixes or error corrections to the INTERVIDEO MPEG-1/MPEG-2 Decode Technology created by INTERVIDEO and released during the Term of this Agreement.

2.	LICENSE GRANT; OWNERSHIP

2.1	License to Microsoft. Subject to Section 4.2, INTERVIDEO hereby grants to Microsoft under INTERVIDEO’s rights the following perpetual, non-exclusive, irrevocable (except as provided in Section 11.2), [*] worldwide right and license to:

(a)	To use, copy and create derivative works of the INTERVIDEO MPEG-1/MPEG-2 Decode Technology;

(b)	publicly perform or display, import, broadcast, transmit, offer to sell, sell, have sold, rent, lease, lend, transfer or otherwise distribute or have distributed the INTERVIDEO MPEG-1/MPEG-2 Decode Technology;

(c)	Sublicense the rights set forth in Sections 2.1(b) to third parties in connection with the licensing of the Microsoft product that includes the INTERVIDEO MPEG-1/MPEG-2 Decode Technology.

2.2	Limitation [*]. For a period of [*] from the Effective Date of this Agreement, Microsoft shall not license, disclose or provide the [*] for the INTERVIDEO MPEG-1/MPEG-2 Decode Technology to any of the following entities or any of their affiliates [*]. Notwithstanding the above, during this [*] period, Microsoft may disclose the [*] in accordance with a judicial or other governmental order, provided that Microsoft either (i) gives INTERVIDEO reasonable notice prior to such disclosure to allow INTERVIDEO a reasonable opportunity to seek a protective order or equivalent, or (ii) obtains written assurance from the applicable judicial or governmental entity that it will afford the [*] the highest level of protection afforded under applicable law or regulation.

2.3	No Obligation. Nothing herein shall be construed as requiring Microsoft to exercise the rights granted herein.

2.4

Third Party Licensed Technology. Microsoft acknowledges and agrees that the INTERVIDEO MPEG-1/MPEG-2 Decode Technology licensed to Microsoft hereunder by INTERVIDEO includes or implements certain technology standards,

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and, as a result, the INTERVIDEO MPEG-1/MPEG-2 Decode Technology may, absent a license, infringe on intellectual property rights claimed to be held and/or administered by MPEG-LA, DVD Copy Control Association, Dolby Laboratories, Nissim Corporation, Thomson Multimedia, and Fraunhofer IIS, respectively (“Third Party IP Holders”) and other third parties. For the purposes of this Agreement, the intellectual property rights described above and administered by such Third Party IP Holders with respect to the DVD Specification, MPEG-1 ISO/IEC 11172, MPEG-2 ISO/IEC 13818, ATSC (American Television Systems Committee), ISDB (Integrated Services Digital Broadcasting), DVB (Digital Video Broadcasting) HD-DVD and/or Blu-Ray Disc standards shall be referred to as “Third Party Licensed Technology”. The parties agree that, as between them, INTERVIDEO shall not be responsible for obtaining or paying for licenses from any third party, including the Third Party IP Holders, that may own or administer intellectual property rights that would, absent a license, be infringed by the INTERVIDEO MPEG-1/MPEG-2 Decode Technology. In addition, INTERVIDEO may give notices to Microsoft pursuant to its agreements with Third Party IP Holders.

2.5	Updates. Within 90 days of Microsoft’s written request, such request to be made no more frequently than once per calendar year, INTERVIDEO shall make the then current Updates developed by or for INTERVIDEO during the Term available to Microsoft, free of charge.

2.6	Retention of Rights. Subject to the license granted to Microsoft, INTERVIDEO retains all right, title, and interests in and to the INTERVIDEO MPEG-1/MPEG-2 Decode Technology. All other rights not granted by INTERVIDEO to Microsoft in Section 2.1 hereof are reserved to INTERVIDEO and no implied licenses are granted hereunder to Microsoft. Microsoft retains all right, title and interest in and to any derivative technology created by or for Microsoft to the INTERVIDEO MPEG-1/MPEG-2 Decode Technology, subject to INTERVIDEO’s ownership of the underlying INTERVIDEO MPEG-1/MPEG-2 Decode Technology. Microsoft shall not take or permit to be taken any action that would result in the INTERVIDEO MPEG-1/MPEG-2 Decode Technology or any part thereof entering the public domain, becoming subject to any open source licensing arrangement, or subject to an Excluded License.

3.	DELIVERY; ACCEPTANCE; TECHNICAL SUPPORT

3.1	Delivery of INTERVIDEO MPEG-1/MPEG-2 Decode Technology. Within five (5) days of the Effective Date, provided that Microsoft has paid to INTERVIDEO the amounts set forth in Section 4.1(a), INTERVIDEO shall deliver the INTERVIDEO MPEG-1/MPEG-2 Decode Technology as described in Exhibit A to Microsoft in a form and format specified therein.

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3.2	Acceptance of INTERVIDEO MPEG-1/MPEG-2 Decode Technology. Microsoft shall evaluate the INTERVIDEO MPEG-1/MPEG-2 Decode Technology for its material conformance with the definition of INTERVIDEO MPEG-1/MPEG-2 Decode Technology listed in Section 1.1 herein and inclusion of the components listed in Exhibit A attached hereto and shall submit a written (including without limitation by email) acceptance or rejection to INTERVIDEO within thirty days (30) days after receipt of the INTERVIDEO MPEG-1/MPEG-2 Decode Technology. If Microsoft does not provide such acceptance or rejection within such timeframe, the INTERVIDEO MPEG-1/MPEG-2 Decode Technology will be deemed accepted. In the event Microsoft identifies a material deficiency or significant error in the INTERVIDEO MPEG-1/MPEG-2 Decode Technology prior to acceptance, INTERVIDEO shall correct such material deficiency or significant error as soon as practicable. If the INTERVIDEO MPEG-1/MPEG-2 Decode Technology has not been accepted by Microsoft within ninety (90) days of the Effective Date as a result of INTERVIDEO’s inability to correct a material deficiency or significant error, then unless Microsoft pays to INTERVIDEO the amount set forth in Section 4.1(b), this Agreement shall automatically terminate as provided in Section 11.2(a).

3.3	Support Services. INTERVIDEO shall make INTERVIDEO MPEG-1/MPEG-2 Decode Technology support services available to Microsoft during the Term of the Agreement in accordance with Exhibit C attached hereto. The first 72 man-hours of support services provided to Microsoft within 1 year hereof (“Base Support Services”) shall be provided at no charge to Microsoft. For any additional support services (“Additional Support Services”), INTERVIDEO shall make support services available to Microsoft within one year from the Effective Date of the Agreement in accordance with Exhibit C attached hereto at a rate of [*] dollars per hour (US$[*]). Following one year from the Effective Date, INTERVIDEO shall have no further support obligations or liability with respect to the INTERVIDEO MPEG-1/MPEG-2 Decode Technology. Without limiting the foregoing, following one year from the Effective Date, upon Microsoft’s written request to INTERVIDEO and at INTERVIDEO’s sole discretion, INTERVIDEO may provide additional technical support services to Microsoft with respect to the INTERVIDEO MPEG-1/MPEG-2 Decode Technology. Such additional services, if any, shall be subject to the payment of additional fees pursuant to a separate written agreement as mutually agreed by the Parties.

3.4

Additional Support Services Payment. INTERVIDEO shall invoice Microsoft for such Additional Support Services fees via the MS Invoice online tool, in accordance with the then-current requirements set forth at http://invoice.microsoft.com. Without limitation, INTERVIDEO’s invoices shall set forth all amounts due from Microsoft to INTERVIDEO, and shall

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contain sufficient detail to allow Microsoft to determine the accuracy of the amount(s) billed. Payment of an invoice without asserting a dispute is not a waiver of any claim or right. Upon receipt of an invoice from INTERVIDEO, Microsoft shall pay such invoice on either of the following payment terms: (a) net sixty (60) days with no discount on the invoiced amount; or (b) net ten (10) days less a two percent (2%) discount on the invoiced amount. If Microsoft reasonably disputes an invoice, it shall pay such invoice without prejudice to seek a refund for any amounts later found to be not due and payable provided it notifies INTERVIDEO of the disputed amount at the time of payment. INTERVIDEO shall have no obligation to provide any Additional Support Services if Microsoft fails to pay for such services in accordance with the foregoing.

3.5	Improvements to Technologies. During the Term, each Party may, but is not obligated to, provide the other with suggestions, comments, feedback, and/or input regarding the other Party’s products or services (collectively, “Product Input”). Each grants the other under all of their respective intellectual property and proprietary rights, the following worldwide, non-exclusive, perpetual, irrevocable, royalty free, fully paid up rights: (a) to make, use, copy, modify, and create derivative works of the Product Input, (b) to publicly perform or display, import, broadcast, transmit, distribute, license, offer to sell, and sell, rent, lease or lend copies of the Product Input (and derivative works thereof), (c) solely with respect to each Party’s copyright and trade secret rights, to sublicense to third parties the foregoing rights, including the right to sublicense to further third parties, and (d) to sublicense to third parties any claims of any patents owned or licensable by each Party that are necessarily infringed by a third party product, technology or service that uses, interfaces, interoperates or communicates with the Product Input. To the extent this Section 3.5 conflicts with any other obligations in this Agreement, this Section 3.5 shall be superseded by such obligations.

4.	PAYMENT

4.1	License Fees. As full consideration for the license rights granted and Base Support Services offered under this Agreement, Microsoft shall pay INTERVIDEO [*] as follows:

(a)	[*]; and

(b)	[*].

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4.2	[*] Option. If Microsoft chooses to utilize the INTERVIDEO MPEG-1/MPEG-2 Decode Technology for a DVD Playback solution included in [*] and for which Microsoft has paid royalties for Third Party Licensed Technologies, Microsoft shall pay INTERVIDEO an additional [*] U.S. Dollars ($[*]) within thirty (30) days of written notice to INTERVIDEO of Microsoft’s intention to exercise such option.

5.	PUBLICITY

Neither Party shall issue any initial press release or make any other public disclosures or communications regarding this Agreement or its terms or nature without the other Party’s prior written consent, not to be unreasonably withheld, as to the specific content and timing of the release, disclosure, or communication. For purposes of clarification, nothing in this section is intended to prohibit any Party from complying with its legal obligations or compliance with financial reporting or other public company disclosure obligations or securities laws. The Parties will issue a joint press release regarding the transaction contemplated by this Agreement.

6.	NON-EXCLUSIVE RELATIONSHIP

All of the parties’ obligations under this Agreement are nonexclusive and shall not be construed as limiting either Party’s ability to develop, deploy or support similar or identical products or services.

7.	CONFIDENTIALITY

Except as otherwise provided in Section 5, the terms and conditions of this Agreement and parties’ performance hereunder are subject to the terms and conditions of the Microsoft Non-Disclosure Agreement dated AUGUST 13, 2001 between the parties.

8.	WARRANTIES

8.1	INTERVIDEO warrants and represents that:

(a)	As of the date of release to Microsoft, and as delivered to Microsoft, the INTERVIDEO MPEG-1/MPEG-2 Decode Technology does not infringe or misappropriate any copyright, trade secret or trademark held by any third party;

(b)	The INTERVIDEO MPEG-1/MPEG-2 Decode Technology conforms to the DVD Decoding specifications published by the DVD Forum;

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(c)	It has not previously granted, and shall not grant, any rights in the INTERVIDEO MPEG-1/MPEG-2 Decode Technology to any third party that would be in the nature of an exclusive license that would prevent Microsoft’s use of the INTERVIDEO MPEG-1/MPEG-2 Decode Technology as contemplated herein;

(d)	As of the Effective Date, INTERVIDEO is not aware of any suit, claim, action, proceeding, or investigation pending or threatened against INTERVIDEO that could affect the validity or enforceability of INTERVIDEO’s intellectual property and proprietary rights as it relates to any rights granted by INTERVIDEO to the INTERVIDEO MPEG-1/MPEG-2 Decode Technology herein, Microsoft’s rights to the INTERVIDEO MPEG-1/MPEG-2 Decode Technology, or INTERVIDEO’s ability to perform its obligations hereunder;

(e)	The INTERVIDEO MPEG-1/MPEG-2 Decode Technology is not, and when delivered to Microsoft shall not be, in whole or in part, governed by an Excluded License. An “Excluded License” is any license that requires, as a condition of use, modification and/or distribution of software subject to the Excluded License, that such software and/or other software combined and/or distributed with such software be (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; or (iii) redistributable at no charge.

(f)	Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 8, INTERVIDEO EXPRESSLY DISLCAIMS ANY AND ALL WARRANTIES AND CONDITIONS OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED OR STATUTORY, RELATING TO OR ARISING FROM THE INTERVIDEO MPEG-1/MPEG-2 DECODE TECHNOLOGY, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.2	Microsoft warrants and represents that:

(a)	It has the right, full power and lawful authority to enter into this Agreement for the purposes herein and to carry out its obligations under this Agreement.

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(b)	Notwithstanding any other provision in this Section 8, Microsoft makes no warranties or representations for any modification created by INTERVIDEO for Microsoft.

(c)	EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 8.2, MICROSOFT EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES AND CONDITIONS OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED OR STATUTORY.

9.	INDEMNITY

9.1	Indemnification by INTERVIDEO. INTERVIDEO will, at its sole expense and promptly upon Microsoft’s written request, defend Microsoft, is subsidiaries, and its respective directors, officers, employees, agents and independent contractors (collectively “Microsoft Indemnitee”), and will pay any liabilities, damages, losses, judgments, authorized settlements, costs and expenses awarded to any third party, as well as Microsoft’s reasonable expenses (including reasonable attorney’s fees) (collectively, “Microsoft Claims”), resulting from a breach of INTERVIDEO’s warranties hereunder, but excluding any Microsoft Claim that arises from Microsoft’s breach of its warranties or obligations hereunder.

9.2	Indemnification by Microsoft. Microsoft will, at its sole expense and promptly upon INTERVIDEO’s written request, defend INTERVIDEO, its subsidiaries, licensees, and its respective directors, officers, employees, agents and independent contractors (collectively “INTERVIDEO Indemnitees”), and will pay any liabilities, damages, losses, judgments, authorized settlements, costs and expenses awarded to any third party, as well as INTERVIDEO’s reasonable expenses (including reasonable attorney’s fees) (collectively, “INTERVIDEO Claims”), resulting from either (i) a breach of Microsoft’s warranties hereunder or (ii) a claim or suit of infringement (including direct, contributory or inducement of infringement) of Third Party Licensed Technology brought by a Third Party IP Holder with respect to Microsoft’s exercise of the license rights granted herein, but excluding any INTERVIDEO Claim that arises from INTERVIDEO’s breach of its warranties or obligations hereunder.

9.3

Procedures for Indemnity. In the event either Party becomes aware of any indemnifiable Claim, (“Claim” shall include either Microsoft Claims or INTERVIDEO Claims or both as the case may be) that Party shall: (a) reasonably promptly notify the other Party in writing; (b) provide the other Party with reasonable cooperation in the defense thereof; and (c) not settle any such Claim without the other Party’s consent (unless such Claim or the defense thereof could give rise to criminal liability, reasonably could have a

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material adverse effect on Microsoft’s business in the jurisdiction of such proceeding or involves a material risk of the sale, forfeiture or loss of, or the creation of any material lien on, INTERVIDEO or any Microsoft property). The other Party shall not unreasonably withhold its consent to such settlement. Either Party shall have the right to have its own counsel participate in the defense of any such claim at its own expense. Notwithstanding the foregoing, either Party will be entitled (using its own counsel and without the consent of the other Party) to control the defense of, and settle, any claim if the other Party does not reply and take charge of such Claim within a reasonable time after written demand under this indemnification. In such event, the other Party shall be entitled to seek its reasonable attorney’s fees and costs and reimbursement of any reasonable settlement or judgment actually paid.

9.4	Duty to Correct. In addition to INTERVIDEO’s obligations hereunder, should the INTERVIDEO MPEG-1/MPEG-2 Decode Technology or any portion thereof be held by the judgment of any court of competent jurisdiction to constitute an infringement of a third party’s copyright or trade secret rights and use as contemplated by this Agreement as a result thereof be enjoined or be threatened to be enjoined (but not including a mere complaint filed seeking a preliminary injunction where the party filing does not move immediately for such remedy), INTERVIDEO shall notify Microsoft and immediately, at INTERVIDEO’s expense and either: (a) procure for Microsoft the right to continue use the INTERVIDEO MPEG-1/MPEG-2 Decode Technology or portion thereof, as applicable; or (b) replace or modify the INTERVIDEO MPEG-1/MPEG-2 Decode Technology or portion thereof with a version that is non-infringing, provided that the replacement or modified version is to Microsoft’s reasonable satisfaction. Under no circumstance shall the foregoing apply to any claim by any third party with respect to patent infringement or any claim of patent infringement.

10.	EXCLUSION OF CERTAIN DAMAGES; LIABILITY CAP;

WITH THE EXCEPTION OF INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OR EITHER PARTY’S BREACH OF SECTION 7 (CONFIDENTIALITY), OR THE INFRINGEMENT OF EITHER PARTY’S INTELLECTUAL PROPERTY RIGHTS BY THE OTHER, AND WITH THE EXCEPTION OF A PARTY’S OBLIGATION TO PAY AMOUNTS TO THIRD PARTIES IN CONNECTION WITH A CLAIM COVERED BY THE INDEMNIFICATION PROVISIONS OF THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED TO THE ACTIVITIES

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CONTEMPLATED BY THIS AGREEMENT REGARDLESS OF THE LEGAL THEORY UPON WHICH ANY CLAIM FOR SUCH DAMAGES IS BASED, EVEN IN THE EVENT OF THE FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT OR BREACH OF WARRANTY OF EITHER PARTY. THE FOREGOING EXCLUSION APPLIES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE AND EVEN IF ANY AVAILABLE REMEDY FAILS OF ITS ESSENTIAL PURPOSE. NOTWITHSTANDING THE ABOVE, WITH THE EXCEPTION OF MICROSOFT’S OBLIGATION TO PAY AMOUNTS TO THIRD PARTIES IN CONNECTION WITH A CLAIM COVERED BY THE INDEMNIFICATION PROVISIONS OF THIS AGREEMENT OR INTERVIDEO’S OBLIGATIONS TO PAY AMOUNTS TO THIRD PARTIES IN CONNECTION WITH A CLAIM COVERED BY THE INDEMNIFICATION PROVISIONS FOR INTERVIDEO’S BREACH OF SECTION 8.1(A) HEREIN, IN NO EVENT SHALL EITHER PARTY’S LIABILITY UNDER THIS AGREEMENT EXCEED [*] DOLLARS (US $[*]).

11.	TERMINATION

11.1	Termination.

(a)	This Agreement may be terminated by Microsoft if the INTERVIDEO MPEG-1/MPEG-2 Decode Technology has not been qualified by Microsoft in accordance with Section 3.2 upon thirty (30) days of written notice thereof.

(b)	In addition Microsoft may terminate this Agreement upon thirty (30) days notice to INTERVIDEO.

11.2	Effect of Termination.

(a)	If this Agreement is terminated pursuant to Section 3.2 or 11.1(a): (i) INTERVIDEO shall repay to Microsoft ninety (90) percent of the amount paid to INTERVIDEO by Microsoft pursuant to Section 4.1(a). If this Agreement is terminated by Microsoft pursuant to either Section 3.2, 11.1(a) or (b): (i) this Agreement shall terminate except for the provisions set forth in Section 11.2(b); (ii) Microsoft shall immediately return to INTERVIDEO all documents, materials and software provided by INTERVIDEO to Microsoft hereunder or derived by Microsoft from such documents, materials or software; and (iii) and all rights and licenses granted by INTERVIDEO to Microsoft shall terminate.

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(b)	The following provision shall survive the termination of this Agreement: Sections 2.1, 2.3, 2.4, 2.6, and Sections 5 through 12 inclusive.

12.	GENERAL

12.1	Notices. All notices, authorizations, and requests in connection with this Agreement are deemed given as of the day they are received by the recipient either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as set forth below, or to such other address as the Party to receive the notice, authorization or request so designates by written notice to the other:

TO MICROSOFT:	TO INTERVIDEO:

MICROSOFT CORPORATION	INTERVIDEO, INC.
ONE MICROSOFT WAY	46430 FREMONT BOULEVARD
REDMOND, WA 98052	FREMONT, CA 94538
ATTN: LAW & CORPORATE AFFAIRS	ATTN: RANDALL BAMBROUGH

PHONE: [*]	PHONE: [*]
FAX: [*]	FAX: [*]

WITH A COPY TO

WILSON SONSINI GOODRICH & ROSATI
650 PAGE MILL RD
PALO ALTO, CA 94304
ATTN: SELWYN GOLDBERG, ESQ.

FAX: (650) 493-6811

12.2	Independent Contractors. INTERVIDEO and Microsoft are independent contracting parties. Nothing in this Agreement should be construed as creating an employer-employee relationship, partnership, joint venture, agency relationship or as granting a franchise.

12.3

Assignment. Microsoft may not assign this Agreement, or any rights or obligations hereunder, whether by operation of contract, law or otherwise, except with the express written consent of INTERVIDEO, and any attempted assignment by Microsoft in violation of this Section is void. INTERVIDEO shall not unreasonably withhold its consent in such

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circumstances, however. For purposes of this Agreement, an “assignment” by Microsoft under this Section is deemed to include, without limitation, each of the following: (i) a merger of Microsoft with another party, whether or not Microsoft is the surviving entity; (ii) the acquisition of more than fifty percent (50%) of any class of Microsoft’s voting stock (or any class of non-voting security convertible into voting stock) by another party (whether in a single transaction or series of transactions); and (iii) the sale or other transfer of more than fifty percent (50%) of Microsoft’s assets (whether in a single transaction or series of transactions). In the event of such assignment or attempted assignment by Microsoft, INTERVIDEO may, but is not obligated to, immediately terminate this Agreement. INTERVIDEO may transfer or assign this agreement without limitation provided that no such assignment shall impair Microsoft’s rights or licenses hereunder.

12.4	Dispute Resolution. This Agreement will be construed and controlled by the laws of the State of Washington, and INTERVIDEO and Microsoft consent to exclusive jurisdiction and venue in the federal courts sitting in the State of Washington, unless no federal subject matter jurisdiction exists, in which case the parties consent to exclusive jurisdiction and venue in the state courts located in the State of New York. INTERVIDEO and Microsoft waive all defenses of lack of personal jurisdiction and forum non-conveniens. Process may be served on either Party in the manner authorized by applicable law or court rule. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party will be entitled to recover its reasonable attorneys’ fees, costs, and other expenses.

12.5	Waiver. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

12.6	Construction. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. Each Party acknowledges that no other party, or any agent or attorney of any party, has made any promise, representation, or warranty whatsoever, expressed or implied, not contained herein, concerning the subject matter hereof, to induce it to execute this document, and each Party acknowledges that it has not executed this document in reliance on any such promise, representation, or warranty not contained herein. This Agreement has been jointly drafted by the Parties following negotiations between them and their respective counsel. It will be construed according to the fair intent of the language as a whole, and not for or against either Party.

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12.7	Entire Agreement. This Agreement does not constitute an offer by either Party and it will not be effective until signed by both parties. This Agreement, including the Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. Notwithstanding the foregoing, the Development and License Agreement by and between Microsoft and INTERVIDEO effective as of June 1, 2004 shall remain in full force and effect (the “Xbox Agreement”). All technologies licensed to Microsoft under the Xbox Agreement shall not be the subject of this Agreement but shall remain subject to the terms of the Xbox Agreement. Without limiting the foregoing, nothing set forth herein shall limit Microsoft’s payment obligations under the Xbox Agreement. This Agreement may not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of INTERVIDEO and Microsoft by their respective duly authorized representatives.

In Witness Whereof, the parties have entered into this Agreement as of the Effective Date written above.

MICROSOFT CORPORATION	INTERVIDEO, INC.

/s/ Will Poole	/s/ Randall I. Bambrough
By (Sign)	By (Sign)
Will Poole	Randall I. Bambrough
Name (Print)	Name (Print)
Senior VP	CFO
Title	Title
6/28/05	6/28/05
Date	Date

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EXHIBIT A

INTERVIDEO DVD PLAYBACK TECHNOLOGY COMPONENTS

DVD Decoder

The INTERVIDEO Decoder contains the following components:

Software Description:

1. [*]

2. [*]

3. [*]

4. [*]

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EXHIBIT B

INTENTIONALLY LEFT BLANK

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EXHIBIT C

SUPPORT SERVICES

1.	DEFINITIONS

Terms not defined in this Exhibit C shall have the meanings set forth in the Agreement.

“Microsoft Technical Contacts” shall have the meaning set forth in Section 3.2 of this Exhibit C.

2.	SUPPORT SERVICES

2.1	Errors. Following acceptance of the INTERVIDEO MPEG-1/MPEG-2 Decode Technology, INTERVIDEO shall correct errors in the INTERVIDEO MPEG-1/MPEG-2 Decode Technology delivered to Microsoft under this Agreement in accordance with the response and resolution times set forth in Attachment 1.

2.2	E-mail and Telephone Support. INTERVIDEO shall provide, with respect to the INTERVIDEO MPEG-1/MPEG-2 Decode Technology, e-mail and telephone support for Microsoft Technical Contacts during INTERVIDEO’s normal business hours, which are currently 9:00am to 5:00pm, Pacific Time, Monday through Friday, USA holidays excepted, and which INTERVIDEO may change from time to time. Support is intended for Microsoft Technical Contacts only, who in turn support Microsoft’s other development and technical support engineers, end users, distributors, and OEMs.

2.3	Escalation Process. INTERVIDEO shall provide an escalation process for support inquiries that are not satisfactorily addressed in a reasonable timeframe in line with the parameters set forth above. In such cases, Microsoft shall contact the vice president responsible for the development and support of the INTERVIDEO MPEG-1/MPEG-2 Decode Technology, providing details of the issue including the tracking number issued when the inquiry was first submitted to INTERVIDEO. INTERVIDEO shall, within a reasonable amount of time, respond to Microsoft with a plan to address the inquiry, and, if appropriate, provide a solution, work-around, or other remedy. Should the inquiry remain unsatisfactorily resolved, Microsoft may escalate the issue to INTERVIDEO’s executive management and/or Microsoft may take any other action permitted under the Agreement.

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3.	MICROSOFT OBLIGATIONS

3.1	End User Support. Microsoft shall have sole responsibility for providing technical and maintenance support to Microsoft’s end users, OEMs, and distributors.

3.2	Technical Contacts. Microsoft shall designate no more than four development engineers as points of contact for support (“Microsoft Technical Contacts”). All contact to INTERVIDEO regarding support shall be made by Microsoft Technical Contacts. Microsoft shall designate replacement Microsoft Technical Contacts from time to time by notifying INTERVIDEO via e-mail sent to an e-mail address as specified from time to time by INTERVIDEO. Microsoft may add further contacts for the fee set forth below. The designated Microsoft Technical Contacts at the time of execution of the Agreement are:

First designated contact:

Name:	[*]
Address:	One Microsoft Way, Redmond, WA 98052
E- Mail:	[*]
Telephone	[*]

Second designated contact:

Name:	[*]
Address:	One Microsoft Way, Redmond, WA 98052
E-Mail:	[*]
Telephone:	[*]

Third designated contact:

Name:	[*]
Address:	One Microsoft Way, Redmond, WA 98052
E-Mail:	[*]
Telephone:	[*]

Fourth designated contact:

Name:	[*]
Address:	One Microsoft Way, Redmond, WA 98052
E-Mail:	[*]
Telephone:	[*]

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3.3	Suspected Errors. With respect to any suspected Error in the INTERVIDEO MPEG-1/MPEG-2 Decode Technology, Microsoft shall investigate and isolate such error, and determine a work-around or other solution if possible. Should Microsoft determine that the suspected error is in fact due to a problem in the INTERVIDEO MPEG-1/MPEG-2 Decode Technology, Microsoft shall promptly report the issue to INTERVIDEO, whether or not a work-around or other solution is available.

3.4	Initiation of Support Calls. Microsoft shall initiate all support calls by having one of the Microsoft Technical Contacts contact INTERVIDEO. The e-mail message or phone message shall describe the problem in detail, and include all relevant information and the Severity of the Error. All information regarding the Error, including its existence, shall be considered Confidential Information as defined in the Agreement.

Attachment 1

Response and Resolution Times

Severity	Definition	Response	Resolution
1	Critical: Problem which prevents or seriously impairs the performance of substantially all major functions.	2 hours	24 hours
2	Severe Impact: Problem which prevents or seriously impairs the performance of a major function.	24 hours	3 days
3	Degraded Operation: Problem which disables or impairs the performance of a minor function.	48 hours	2 weeks